Exhibit 10.98

ACQUISITION AGREEMENT

This agreement is signed by the following parties on October 25, 2019.

Buyer: IDEANOMICS, INC.

Address: 55 Broadway, 19th Floor, New York, NY 10022

Shareholder A: TREE MOVEMENT MALAYSIA SDN. BHD. (1160152-X)

Address: No. 8 Jalan Taming Jaya 1, Taman Taming Jaya, Balakong , 43300 Cheras, Selangor, Malaysia.

Shareholder B: GADING SARI HOLDINGS SDN. BHD. (206808-H)

Address: B 172, 2nd Floor, Jalan Lim Hoe Lek, 25200 Kuantan, Pahang, Malaysia.

Shareholder C: DATO’ MAJID MANJIT BIN ABDULLAH, a natural person of Malaysia.

Address: No. 3, Jalan Se 2, Sunway Eastwood @ Equine Park, 43300 Seri Kembangan, Selangor, Malaysia.

Shareholder A, Shareholder B, and Shareholder C are collectively referred to as the “Shareholders” and each individually as a “Shareholder”.

The Buyer and the Shareholders above are collectively referred to as the “Parties”, each referred to as a “Party”.

Whereas:

1.	The Buyer is a company established and valid under the laws of Nevada, United States. It is quoted on the Nasdaq Stock Market, an American stock exchange, under the ticker symbol IDEX. As at the date of signature, the total number of outstanding common shares of the Buyer is 131,446,071 common shares and 7,000,000 preferred shares.

2.	As at the date of signature, the Shareholders hold 100 shares in the Target Company, representing 100 percent of shares issued by the target company. The shareholding structure of the Shareholder and the Target Company is in Exhibit C.

3.	The Target Company is a company established and valid under the laws of Malaysia. As at the date of signature, the total number of shares issued by the Target Company is 100, all of which are held directly by the Shareholders.

4.	The Buyer intends to acquire the Shares of the Target Company from the Shareholders at the price and on the terms and subject to the conditions set forth below. The Shareholders intend to sell the Shares of the Target Company to the Buyer at the price and on the terms and subject to the conditions set forth below.

NOW THEREFORE, in consideration of the representation, warranties and commitments set forth herein, the Parties agree as follows:

1.	Definition

1.1.	Words underlined in this Agreement, unless otherwise stated, shall have the meaning referred to in Exhibit A.

2.	Purchase and Sale of Shares

2.1.	The Buyer shall purchase from the Shareholders 51 shares of the Target Company (the “Underlying Shares”) and a lease for land rights on a one (1) square kilometer of land in Malaysia-China Kuantan Industrial Park (MCKIP) for at least 90 years (the “Purchased Land”).The number of Underlying Shares to be purchased from each Shareholder are shown in the schedule in Exhibit C. The 51 shares represent 51% of the total number of shares issued by the Target Company.

3.	Target Company

3.1.	Tree Technologies Sdn. Bhd., Company Registration number (1294851-M).

3.2.	Registered Address: No. 24C, Jalan 2/137B, Resource Industrial Centre, Jalan Kelang Lama, 58200 Kuala Lumpur W.P. Kuala Lumpur, Malaysia.

3.3.	As of the signature date, the Shareholders own 100 shares of the Target Company, 100% of the Target Shares.

4.	Transaction Considerations and Payments

4.1.	Subject to the terms and conditions herein, at the Closing, Shareholders shall sell to Buyer, and Buyer shall purchase from Shareholders all of the Seller’s right, title, and interest in and to the Underlying Shares and Purchased Land, free and clear of all encumbrances, for the consideration specified in Section 4.2.

4.2.	The aggregate consideration delivered to Shareholder by Buyer in exchange for the Underlying Shares and Purchased Land shall be as follows:

4.2.1.	US$870,000 in cash which has been prepaid by Buyer prior to Closing (the “Cash Consideration”).

4.2.2.	9,500,000 shares of Buyer’s common stock (the “Stock Consideration”) to be issued upon closing.

4.2.3.	Up to $32,000,000 in earnout payments over 3 years (the “Earnout”) as set forth in, and subject to the adjustments of, Section 4.3.

4.3.	The Earnout shall be based on Target performance over three 12-month periods (each an “Earnout Period”). The amount of the Earnout issued to Shareholders will be determined based on achievement of certain performance metrics as described in Exhibit B.

4.3.1.	Each 12-month period shall include four full quarters as defined by Buyer’s SEC reporting schedule starting with the first full quarter following Closing Date. The periods are as follows: (i) the first Earnout Period will begin on the first day of Buyer’s 4th Quarter of 2019 and end on the last day of Buyer’s 3rd Quarter of 2020 (“Earnout Period One”); (ii) the second Earnout Period will begin on the first day of Buyer’s 4th Quarter of 2020 and end on the last day of Buyer’s 3rd Quarter of 2021 (“Earnout Period Two”); and (iii) the third Earnout Period will begin on the first day of Buyer’s 4th Quarter of 2021 and end on the last day of Buyer’s 3rd Quarter of 2022 (“Earnout Period Three”).

4.3.2.	Earned Consideration shall be paid in either (i) United States Dollars (USD) via certified check or wire transfer, or (ii) Buyer’s common stock with ticker symbol “IDEX” (the “IDEX Stock”), or any combination thereof at the sole discretion of the Buyer.

4.4.	Procedures Applicable to Determination of the Earnout:

4.4.1.	On or before the date which is thirty (30) days after the filing of the Buyer’s final 10-Q, or equivalent for the applicable Earnout Period, the Buyer shall issue to Shareholder either (i) the Earned Consideration payable in cash or Buyer’s Common Stock in an amount based on the terms of Section 4.3; or (ii) a notice to Shareholder that Buyer is requesting an audit of the Target (the “Audit Notice”). Following the delivery of the Audit Notice, Buyer and its accountants or representatives shall have sixty (60) days (the “Audit Period”) to inspect the Target’s books and records during normal business hours at the Target’s offices, upon reasonable prior notice and solely for purposes reasonably related to the determination of the Earned Consideration. If Buyer and Shareholders are unable to agree on the Earned Consideration within thirty (30) days following the Audit Period, all unresolved disputed items shall be referred to Deloitte, or other internationally recognized accounting firm as mutually agreed for dispute resolution. If agreement cannot be reached in 30 days regarding the choice of accounting firm, the issue will be referred to the Hong Kong International Arbitration Centre as described in Section 17.2.

4.4.2.	If Buyer elects to make pay the Earned Consideration in IDEX Stock, the share price used to determine the number of shares to issue will be the trailing 30-day average closing share price as quoted by NASDAQ.

4.4.3.	Each Earnout Target and Earnout Period is independent of the other Earnout Periods. Once an Earned Consideration has been determined in accordance with Sections 4.3 and 4.4.1, there is no further obligation on behalf of the Buyer for that Earnout Period. The difference between the Maximum Earnout and the Earned Consideration each year (the “Un-Earned Consideration”) shall be forfeited by the Shareholders. Shareholders have no rights to Un-Earned Consideration.

4.5.	All Earned Consideration shall be allotted separately and effectively deposited in the bank account designated by the Shareholders.

5.	Closing

5.1.	Within 30 working days after the closing of this Agreement, the Shareholders shall transfer the Underlying Shares to the Buyer and complete the registration of the changes in the Target Company.

5.2.	Prior to Closing, Target Company shall sign the exclusive sales agreement listed in Exhibit E with Tree Manufacturing Sdn. Bhd. Any competing distributorship agreements must be terminated.

5.3.	Prior to Closing, Target Company shall be assigned Land Use Rights in accordance with Section 7.5.

5.4.	The parties shall be obliged to cooperate with the other parties in the completion of the closing of this section, including but not limited to, the signing of all documents required, forms and authorizations, and providing the other parties with proof of delivery, tax payment vouchers, etc.

5.5.	If, at any time prior to the Closing Date, the Shareholders or the Target Company violates any of their respective representations and warranties under this Agreement, the Buyer shall have the right to suspend the closing immediately.

5.6.	Each Party agrees that after the completion of the Closing, the Shareholders collectively shall have the right to nominate two (2) directors to the board of directors of the Target Company, which shall have no less than 5 total directors.

6.	Representations and Warranties of the Target Company

The Target Company and the Shareholders pledged jointly and severally on the Signing Date and the Closing Date:

6.1.	The Target Company is a company established and in existence under the laws of Malaysia, and has provided to the Buyer a true and complete copy of its Articles of Association and Company Registration files.

6.2.	All the shares of the Target Company have been legally registered and all the issued shares have been paid in full. There are no collateral, pledge or other rights restrictions on the entire shares of the Target Company and there is no preferential transfer right or similar rights.

6.3.	The Target Company legally holds all licenses, filings, and qualifications required to operate the business as shown in Exhibit 1, and such licenses, filings, and qualifications shall remain valid on the Signing Day and the Closing Day.

6.4.	The business of the Target Company complies with the provisions of all respective laws, there are no major violations.

6.5.	The Target Company has submitted to the Buyer its true audited financial statements (as shown in Exhibit D), which are true, accurate and complete, without material omissions nor misleading statements.

6.6.	The Target Company does not have any undisclosed investment or financial activities.

6.7.	The Target Company does not have the following circumstances:

6.7.1.	The existence or potential existent risk of dissolution or inability to operate normally under any applicable laws;

6.7.2.	Due to any applicable laws, court judgements, government orders, national policies, and the Articles of Association of the Target Company, the shares of the Target Company may not be transferred to the Buyer;

6.7.3.	Have been or may be liable to any person(s) for any payment obligations, potential obligation to pay, compensate, or similar liabilities which have not been disclosed to the Buyer;

6.7.4.	Any guarantee or warranty for others that have not been disclosed to the Buyer;

6.7.5.	Any property that has not been disclosed to the Buyer will be frozen, preserved, or restricted by the government, courts, or regulatory authorities, or by the rights of a third party;

6.7.6.	Any injunctions, punishments or fines that have been or will be subject to orders, decrees, judgements made by any government, court, or regulatory authority that have not been disclosed to the Buyer;

6.7.7.	Claims or demands that have been or could be brought by a relevant authority or any third party against the Target Company that have not been disclosed to the Buyer.

6.8.	In addition to the conditions set forth in this Agreement, the Shareholder can transfer to the Buyer the Underlying Shares, sign, submit any relevant documents, and fulfill its obligations under this Agreement, without the consent of any other relevant authority or third party, order, record, license, notice, statement or registration.

6.9.	The signature and execution of this Agreement by the Target Company will not contravene or violate any of the following provisions, nor will it constitute a breach of contract or breach of any of the following: The company’s Articles of Association, Certificate of Registration or other similar organizational documents; any documents, agreements thereof that are binding on them as a Party; or any law, or judgements, orders, rulings or decrees issued by any government agency that has jurisdiction over the Target Company or any Target Company shares or its shareholder or any assets owned by its shareholder.

6.10.	The Target Company has fully disclosed to the Buyer all documents, information and data of the Target Company, including but not limited to assets, liabilities, history, related warrants, business conditions, related parties, personnel, etc. All documents, data and information provided in connection with this agreement are true, accurate and valid, and there is no factual or legal obstacles known or supposed to disclose to the Buyer that affect the signing of this Agreement.

6.11.	The Target Company has signed an exclusive sales agreement with Tree Manufacturing Sdn Bhd and has obtained the exclusive right to sell all the electric vehicles and electric motorcycles produced by the Tree Manufacturing Sdn Bhd, the exclusive sales agreement is listed in Exhibit E of this Agreement.

7.	Representations and Warranties of the Shareholders

Shareholders jointly and severally undertake on the Signing Date and Closing Date:

7.1.	The Shareholders have the legal authority under the laws of Malaysia and have the full capacity to sign, submit and perform this Agreement.

7.2.	The Shareholders legitimately own the Target shares, and the equity interests of the Target Company they hold have been paid in full. The Shareholder has the right to sell the Target shares.

7.3.	The signing, submission and execution of this Agreement by the Shareholders will not contravene or contradict any of the following provisions, nor will it constitute a breach or contravene any of the following: Any relevant Articles of Association, business licenses or other similar organizational documents; any documents, agreements that are binding on them as a party; Or any law, or any judgement, order, ruling or decree issued by any government department having jurisdiction over the Shareholder or any assets owned by them.

7.4.	The Shareholders have obtained all the necessary approvals and authorizations to sign, submit and fulfill this Agreement.

7.5.	The Shareholders have obtained a Land Use Right, and have transferred said Land Use Rights to Target Company, for a period of not less than 90 years to manufacture all electric powered vehicles and the land is located at Kawasan Perindustrian Gebeng, Mukim Sungai Land Use Right to the Target. The Land Use Rights are provided in Exhibit F to this Agreement.

7.6.	Tree Manufacturing Sdn. Bhd. has granted the Target Company exclusive license to distribute electric vehicle products. Tree Movement Malaysia Sdn. Bhd. is currently the sole holder of the Malaysian electric vehicle manufacturing license and has assigned the exclusive manufacturing rights to Tree Manufacturing Sdn Bhd. A copy of said manufacturing license and assignment are listed in Exhibit G of this Agreement.

7.7.	The Shareholders have signed and will sign various contracts with governments, main bus locomotive factories, motorcycle factories, electric motorcycle factories, financial leasing companies, banks, financial institutions and travel agencies, including but not limited to 1) Shareholder and relevant Malaysian departments’ for the use of new energy vehicle service for the police; 2) Shareholder and relevant Malaysian and ASEAN government departments’ and private companies to use no less than 60,000 new energy buses and relevant services for all the individual ASEAN countries; 3) Shareholder will reach strategy cooperation with relevant government departments in Malaysia and ASEAN countries (Including but not limited to Ministry of Environmental Protection, Ministry of Science and Technology, Ministry of Industry); 4) Shareholder and China Hi-Tech New Energy Auto Co. Ltd. reached corresponding resources cooperation; 5) Other resources. A complete copy of the aforementioned cooperation and resources has been submitted to the Buyer, i.e. Exhibit H.

8.	Commitment of Key Person(s)

Mr. Michael Yap, Dato’ Steven Thor, Datuk Menon and Michelle Khoo commit(s):

8.1.	To be employed in the Target Company for at least 48 months after the Closing Date;

8.2.	During the period of office in the Target Company’s and within one year after leaving the Company, no matter what the circumstances, shall he be employed or carried on in any manner whatsoever worldwide in any business which is in direct competition or in conflict of the interest with the business of the Target Company, i.e., it is impossible to work part-time or full-time with other employer(s) who operate(s) the same kind of products or provide similar services or have a competitive relationship with the target company; Nor shall he establish, invest or hold on his own or in the name of any third party to engage in any similar enterprise or business unit having any competitive relationship or conflict of interest with the business of the Target Company, or to engage in a business which is competitive with the business of the Target Company; And promise to strictly abide by the trade secrets of the Target Company, do not divulge the Know-How of the Target Company that he knows or masters.

8.3.	Shall not cause others to leave the Target Company for any reason or by any means (including, but not limited to, persuasion, solicitation, employment) during and within one year after the expiration of the term of office in the Target Company. At the same time, the Key Person shall not cooperate in any name or form with any Key person(s) of the Target trade secrets of the Target Company, do not divulge the Know-How of the Target Company that he knows or masters.

8.3.	Shall not cause others to leave the Target Company for any reason or by any means (including, but not limited to, persuasion, solicitation, employment) during and within one year after the expiration of the term of office in the Target Company. At the same time, the Key Person shall not cooperate in any name or form with any Key person(s) of the Target Company who leave(s) the Target Company during his or her term of office and within one year after the expiration of his or her term of office or invest in a business that is the same or competitive with the business, nor an employee(s) of the Target Company who leave(s) the company during his or her term of office or within one year after the expiration of his term of office be employed in the same or competitive business as or to the Target Company.

8.4.	During the term of office in the Target Company, may not harm or infringe on the interests of the Target Company by any illegal means and means (including but not limited to encroachment, bribery, fraud, theft, misappropriation, etc.)

9.	Transitional Period Arrangements

Shareholder undertakes on the Signing Date and the Closing Date:

9.1.	The shareholder shall make the Target Company to continue to operate normally in accordance with its status before the Signing Date.

9.2.	The Shareholder and its affiliates will continue to perform all the contracts listed in Exhibit H during the Transition Period and thereafter in accordance with their usual practices and will actively reclaim the sums associated with such contracts without prejudice to the interests of the Target Company.

9.3.	During the Transition Period, the Target Company shall not set or agree to any others to set up collateral, pledge, guarantee, warranty, priority, or any other right or responsibility to restrict Land Use Rights on the Land; nor may it be allowed to sign or submit any documents to waive or transfer Land Use Rights, or to sign or submit any documents to shorten the period of Land Use Rights or reduce the area of Land Use Rights.

9.4.	During the Transition Period, except with the written consent of Parties, the Shareholder shall not, nor shall it cause the Target Company to:

9.4.1.	Agree, sign, submit or modify any documents so that the business of the Target Company cannot operate normally in accordance with its status before the Signing Date.

9.4.2.	Terminate, dismiss, or modify the business contract already signed by the Target Company, or cease the normal performance of the foregoing contract in accordance with its past status.

9.4.3.	Give up and waive claims, accounts receivable or any rights of the Target Company of more than $100,000.

9.4.4.	Engage in or agree to any act that results in, or will result in, a change in the number of shares or the amount of share capital of the Target Company.

9.4.5.	Conduct or agree to a merger or consolidated statement of entities other than the Target Company and the Buyer.

9.4.6.	Conduct or agree to the liquidation, dissolution, reorganization, and bankruptcy of the Target Company.

9.5.	During the Transition Period, the Target Company can borrow funds, provide guarantees, provide loans in any single amount of more than $100,000 or in a cumulative amount of more than $200,000 with the written consent of the Parties.

9.6.	During the Transition Period, the Target Company shall obtain prior written consent of the Parties for hiring an employee or consultant whose annual salary (including compensation) exceeds US$100,000.

10.	Fees and Taxes

10.1.	Each Party shall be responsible for its respective tax liabilities and fees in relation to the signing, submission, execution of this Agreement and their respective obligations under this Agreement (including but not limited to all transaction taxes, stamp duty, income tax), and fees (including but not limited to attorney fees, consultant fees, registration fees). Each party shall be responsible for the completion of their respective tax declarations relating to this Agreement.

10.2.	The parties shall be obliged to cooperate with the other party in its tax declaration relating to this Agreement, to receive inquiries from the relevant authorities, and to provide reasonable personnel information, records or books of account when requested by the competent authorities.

11.	Termination and Release

11.1.	This Agreement may be terminated or rescinded by written consent of Parties.

11.2.	Within 60 working days after the effective date of this Agreement, the Shareholder fails to complete the closing as stipulated in Article 5.1 of this Agreement, the Buyer may terminate this Agreement by written notice to the Shareholder.

11.3.	If the closing of the Target Shares is suspended for reasons under Article 5.3 of this Agreement and, within 120 days from the date of the suspension, the parties are unable to reach agreement through consultation, the buyer may terminate this Agreement by written notice to the Shareholder.

11.4.	If any competent court or government agency makes a final, non-appealable injunction prohibiting the transaction agreed upon in this Agreement, the party receiving the injunction may terminate this Agreement by written notice to the other party.

11.5.	The effect of termination. In the event of termination of this Agreement, in addition to the obligations set forth in Article 13.4 of this Agreement, each Party shall use commercially reasonable efforts to restore itself and other parties to the original state (with the exception of Article 15 in this Agreement). All documents, materials and other materials relating to the transactions agreed upon in this Agreement shall be returned to the other Party, either before or after the signing of this Agreement.

12.	Default

12.1.	Any breach of this Agreement constitutes the default of contract and the defaulting Party shall be liable in full for losses incurred by the defaulting Party in breach of this Agreement (including attorneys’ fees).

12.2.	If this Agreement is terminated in accordance with Article 11.2 due to the reason of the Shareholder, the Shareholder shall pay compensation of US$100,000 to the Buyer.

12.3.	If this Agreement is terminated in accordance with Article 11.3 due to the reason of the Shareholder, the Shareholder shall pay compensation of US$100,000 compensation to the Buyer.

12.4.	From the Date of Closing and thereafter, due to any breach of its representations or warranties under this Agreement, whereby the Shareholders cause any losses to the Buyer and the shareholders, directors, employees, agents, heirs and assignees of the Buyer, the Shareholders shall be fully liable for any damages (including attorneys’ fees).

12.5.	From the Date of Closing and thereafter, due to any breach of any representations or warranties under this Agreement by the Key Personnel, causing any losses to the Buyer and the shareholder, directors, employees, agents, successors and assignees of the Buyer, the Shareholder and Key person should be fully liable for any damages (including attorneys’ fees).

12.6.	From the Date of Closing and thereafter, the Buyer shall be fully liable (including attorneys’ fees) for any losses incurred by the Buyer as a result of any breach by the Buyer of any representations or warranties made under this Agreement by the Buyer and the shareholders, directors, employees, agents, successors and assignees of the Buyer.

13.	Force Majeure

13.1.	Force majeure. Events that cannot be foreseen, avoided, and overcome, including, but not limited to, natural disasters, strikes, riots, wars and applicable laws and policies (including the respective countries or regions of the parties) and changes in their application. The parties agree that it is also force majeure if the applicable laws and policies are subject to retroactive adjustment.

13.2.	If, due to Force Majeure, any Party is unable to perform or is unable to fully perform according to this Agreement, such Party shall immediately inform the other Party of such circumstance in written notice, and within 7 working days from the date of the occurrence of such circumstance or within 7 working days from the date of the resumption of communication (whichever is later); and provide detailed written facts and valid proof that the Agreement cannot be performed or partially failed, or the reasons for the extension are required. In accordance with the extent of the impact of the event on the performance of this agreement, the parties shall decide whether to terminate this Agreement, or partially waive the responsibility of performing this Agreement, or postpone the performance of this Agreement.

14.	Confidentiality

14.1.	The following information received by the parties as a result of the signing and performance of this Agreement shall constitute confidential information and shall be strictly confidential: 1) the terms and conditions constituting the integrity of this Agreement; 2) negotiations of this Agreement; 3) the subject matter and consideration of this Agreement; 4) the know-hows of the Parties.

14.2.	The Parties may disclose confidential information only in the following circumstances. Otherwise, neither Party may disclose the confidential information in any way under any conditions:

14.2.1.	Disclosure to its own employees, directors, and professional advisors with equal confidentiality obligations to the Party involved in the entrustment.

14.2.2.	Information that is already known to the public for reasons other than those of the disclosure Party;

14.2.3.	There is documentary evidence of information that was in possession of the other Party at the time of disclosure;

14.2.4.	There is documentary evidence that a third Party has disclosed the information to the receiving Party and that the third Party is not under a duty of confidentiality and has the right to make the disclosure.

14.2.5.	Disclosures to be made in accordance with the laws in force at the time, or as required by the exchange or government regulatory authorities.

14.3.	Article 15 of this Agreement shall not be terminated after the termination or release of this Agreement, and the parties shall continue to perform their promised obligation of confidentiality until the other parties agree in writing to their discharge of this obligation, or in fact does not cause any form of damage to other parties as a result of a violation of this provision.

15.	Change, Release

15.1.	Unless otherwise agreed in this Agreement, any modification, addition or deletion of the contents of this Agreement shall be made by the parties in writing.

15.2.	If the Agreement needs to be amended due to the requirements of the jurisdiction law of the buyer or the rules of the NASDAQ Exchange, the parties shall, in good faith, do their best to cooperate in the revision of this Agreement

15.3.	without affecting the true purpose of the contract.

15.4.	Unless otherwise agreed in this Agreement, the parties may, by consensus, terminate this Agreement.

16.	Notification and Delivery

16.1.	Unless otherwise provided in this Agreement, any notice or written communication from any Party in this Agreement shall be sent by personal delivery, registered mail or express mail (or by equivalent international mail). All notices and written communications shall be sent to the following addresses until written notice is given to the other party to this Agreement to change that address:

Buyer	Contact: Drew Colvin
Address: 55 Broadway, 19th Floor, New York, NY 10022
Phone: +1 646-859-7682
Email: dcolvin@ideanomics.com
Shareholder A	Contact: Dato’ Steven Thor
Address: No. 8, Jalan Taming Jaya 1, Taman Taming Jaya, Balakong,
Cheras, 43300 Selangor, Malaysia
Phone: +6012 306 2630
Email: steventhor@treeletrik.com
Shareholder B	Contact: Dato’ Ahmad Najmi Bin Abdul Razak
Address: No. 13, Jalan IM 10/4, Bukit Istana, Bandar Indera Mahkota,
25200 Kuantan, Pahang, Malaysia
Phone: +60 19-231 3813
Email: najmi.razak@gmail.com
Shareholder C	Contact: Dato’ Majid Manjit Bin Abdullah
Address: No. 3, Jalan Se 2, Sunway Eastwood @ Equine Park, 43300
Seri Kembangan, Selangor, Malaysia.
Phone: +6012 722 2130
Email: manjitrjcc@gmail.com

16.2.	If any Party changes its address or other contact information, it shall give prior written notice to the other.

17.	Applicable Law, Dispute Resolution

17.1.	This Agreement is entered into, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws thereunder.

17.2.	Any dispute arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Centre for arbitration in accordance with its arbitration rules in force at that time. The arbitral award is final and binding on all parties. Arbitration fees and reasonable attorney fees shall be borne by the losing Party unless otherwise specified.

18.	Others

18.1.	This agreement constitutes the entire and exclusive agreement between the parties with respect to the Target Shares of the transaction. If any oral or written commitment, understanding, arrangement or agreement between the parties is inconsistent with this agreement, this Agreement shall prevail.

18.2.	This Agreement shall enter into force upon completion of the following conditions:

18.2.1.	Signed by the authorized representatives of the Parties.

18.2.3.	Approval of the shareholders and directors of the Buyer in accordance with the procedures prescribed by the NASDAQ Exchange.

18.3.	If any provision of this Agreement is deemed or becomes invalid or unenforceable, the other provisions and terms of this Agreement will not be affected.

18.4.	This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

18.5.	This Agreement has been executed in English. Any translations of this agreement are for convenience, and if there are discrepancies between the two, the English version shall prevail.

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Buyer: IDEANOMICS, INC.

By:
Name:	Alfred Poor
Title:	Chief Executive Officer

Target Company: TREE TECHNOLOGIES SDN. BHD. (1294851-M)

By:
Name:	Dato’ Majid Manjit Bin Abdullah
Title:	Director

Shareholder A: TREE MOVEMENT MALAYSIA SDN. BHD. (1160152-X)

By:
Name:	Dato’ Steven Thor
Title:	Managing Director

Shareholder B: GADING SARI HOLDINGS SDN. BHD. (206808-H)

By:
Name:	Tengku Amir Nasser Ibni Tengku Ibrahim
Title:	Director

Shareholder C: DATO’ MAJID MANJIT BIN ABDULLAH

Signed:
Name:	Dato’ Majid Manjit Bin Abdullah

EXHIBIT A

DEFINITIONS

TERM	DEFINITION
Buyer	Ideanomics, Inc.
Shareholders	See Exhibit C
Target Company	Tree Technologies Sdn. Bhd.
Target Shares	51% shares of the Target Company
Cash Consideration	Meaning as stated in Article 4.2 of this Agreement.
Stock Consideration	Meaning as stated in Article 4.2 of this Agreement
Earned Consideration	The amount of consideration that is to be granted to Shareholders based on the pro-rata performance towards the Earnout Target described in Section 4.3 and Exhibit B.
Closing Date	Date of completion of registration of change of shareholder of the Target Company
Signing Date	The date of signature of the parties set out at the beginning of this agreement.
Escrow Account	A stock account designated separately by the Shareholder for receiving the consideration for the transaction to be allotted by the Buyer.
NASDAQ Exchange	National Association of Securities Dealers Automated Quotation
Business	The continuing business of the Target Company, included, but not limited to, marketing and sales, and co-ordination of government relations of electric vehicle products.
Land Use Right	The stockholder undertakes to acquire a land use right for a period of not less than 90 years in the Kuantan/Malaysia “Malaysia-China Kuantan Industrial Park (MCKIP)” with an area of 99.9521 Hectares.
Key Personnel	Michael Yap, Dato’ Steven Thor, Datuk Menon, Michelle Khoo
Transition Period	From the date of signing to the date of termination.
Force Majeure	Meaning as stated in Article 14.1 of this Agreement
Confidential Information	Meaning as stated in Article 15.1 of this Agreement

EXHIBIT C

SHAREHOLDERS OF TARGET COMPANY

Shareholder	Pre-Transaction Shares	Shares Sold to Buyer	Post-Closing
	of Target	per this Agreement	Ownership in
			Target
Tree Movement Malaysia Sdn. Bhd.	70	36	34
Gading Sari Holdings Sdn. Bhd.	20	10	10
Dato’ Majid Manjit Bin Abdullah	10	5	5
Ideanomics, Inc.	0	0	51
Total	100	51	100

EXHIBIT D

TARGET AUDITED FINANCIALS

TREE TECHNOLOGIES SDN BHD

Balance Sheet As At 31/08/2019

This Year
FIXED ASSETS
Fixed Assets	0.00
0.00

CURRENT ASSETS
Current Assets	0.00
0.00

CURRENT LIABILITIES
Loan Due to Tree Manufacturing S/B	2,298.00
2,298.00

NET CURRENT ASSETS	-2,298.00
-2,298.00

FINANCED BY

CAPITAL
Ordinary Share Capital	100.00

RETAINED EARNING
PROFIT/(LOSS)	-2,398.00
-2,298.00

EXHIBIT E

EXCLUSIVE SALES AGREEMENT

See Attached.

EXHIBIT F

LAND USE RIGHTS

See Attached.

PKNP
قربادنن كماجوان نݢري ڤهڠ
PERBADANAN KEMAJUAN NEGERI PAHANG
PAHANG STATE DEVELOPMENT CORPORATION

Bil.(07)dlm. PKNP/IND/600/1-1/2/1/3/15

28 Disember 2018

Dato' Haji Ahmad Khirzzal Bin Ab Rahman, DSAP., DIMP.,SAP.,AAP.
Setiausaha Sulit Kepada KDYMM Sultan Pahang
Pejabat Kebawah Duli Yang Maha Mulia
Pemangku Raja Pahang
26600 Pekan
Pahang Darul Makmur

YH. Dato'

PERMOHONAN PEMBERIMILIKAN TANAH KERAJAAN DI BAWAH SEKSYEN 76 DARIPADA PERBADANAN KEMAJUAN NEGERI PAHANG SELUAS 99.9521 HEKTAR (999,521 METER PERSEGI) DI KAWASAN PERINDUSTRIAN GEBENG, MUKIM SUNGAI KARANG, DAERAH KUANTAN BAGI MAKSUD INDUSTRI.

Adalah dengan segala hormatnya merujuk kepada perkara di atas dan surat YH.Dato' Bil. (44) dlm. TM.PHG/A/6003/SJ.4 Jld.4 bertarikh 17 Disember 2018 adalah berkaitan.

2. Sukacita dimaklumkan bahawa Mesyuarat Ahli Perbadanan PKNP yang bersidang pada 18 Disember 2018 telah bersetuju dengan cadangan bayaran sebanyak **RM 2,000,000.00** bagi pendahuluan yang disempurnakan oleh PKNP untuk Notis 5A kepada Pentadbir Tanah Daerah Kuantan dan kerja-kerja yang berkaitan pemberimilikan hartanah ini.

3. Sehubungan dengan itu, dipohon jasabaik pihak YH. Dato' untuk menyembah maklum ke sisi pengetahuan KDYMM Pemangku Raja Pahang dan menjelaskan bayaran bagi tapak seluas 99.9521 hektar (999,521 meter persegi) berjumlah **RM 2,000,000.00** diatas nama **Perbadanan Kemajuan Negeri Pahang**. Pihak PKNP akan melaksanakan pindahmilik hartanah ini kepada syarikat atau entiti yang ditentukan oleh KDYMM Pemangku Raja Pahang.

Sekian dimaklumkan dan terima kasih.

"MENGGERAK MEMBINA KEMAKMURAN"

Saya dengan hormatnya,

(DATO' INDERA HAJI ABDUL RAHIM BIN MOHD ALI SIMP., DSAP., DIMP., SMP., AMP.)
Ketua Pegawai Eksekutif PKNP

Tingkat 16, Kompleks Teruntum, Jalan Mahkota, 25000 Kuantan, Pahang Darul Makmur, Malaysia. [illegible] Tel: [illegible] Faks : 09-513 6310

English Translation :

Bil(07)dlm.PKNP/IND/600/1-1/2/1/3/15

28 December 2018

Dato' Haji Ahmad Khimizal Bin Ab. Rahman, DSAP., DIMP., SAP., AAP.
Senior Private Secretary for KDYMM Sultan Pahang,
Pejabat Kebawah Duli Yang Maha Mulia,
Pemangku Raja Pahang,
26600 Pekan,
Pahang Darul Makmur.

YH. Dato',

APPLICATION OF ALIENATION GOVERNMENT LAND UNDER SECTION 76 FROM PAHANG STATE DEVELOPMENT CORPORATION (PKNP) WITH 99.9521 HECTARES (999,521 SQUARE METER) IN GEBENG INDUSTRIAL, MUKIM SUNGAI KARANG, KUANTAN FOR THE INDUSTRY PURPOSES.

With all due respect, referring to the subject above and letter from YH. Dato' Bil.(44)dlm.TM.OHG/A?0003/SJ.4JLD4 dated 17 December 2018.

2. To be informed that Committee Meeting of PKNP Corporation that convened on 18 December 2018 agreed with the payment proposal as much as RM 2,000,000.00 for the advance payment that was completed by PKNP for the Notice 5A to Kuantan District Land Administrator and any works that related in this alienation.

3. Furthermore, we request a good deed from YH. Dato' side's to acknowledge worship to KDYMM Pemangku Raja Pahang and complete the payment for the site with 99.9521 hectares (999,521 square meter) total of RM2,000,000.00 on the name of Pahang State Development Corporation (PKNP). The PKNP will implement this land alienation to the company or entity that was being specified by KDYMM Pemangku Raja Pahang.

Thank you.

"MENGGERAK MEMBINA KEMAKMURAN "

With Respect,

(Signature)

DATO' INDERA HAJI ABDUL RAHIM BIN MOHD ALI SIMP, DSA, DIMP., SMP, AMP

Chief Executive Office PKNP

Letter From Tree Manufacturing to PKNP:

TREE MANUFACTURING SDN BHD

Website www.[illegible].com

Rujukan Tuan : Bil. (07)dlm. PKNP/IND/600/1-1/2/1/3/15

13th Ogos 2019

Tuan Mohd Faizal Bin Jaafar
Ketua Pengawai Eksekutif
Perbadanan Kemajuan Negeri Pahang,
Tingkat 16, Kompleks Teruntum,
Jalan Mahkota, 25000 Kuantan,
Pahang.

Yang Berbahagia Tuan,

PERMOHONAN PEMBERIMILIKAN TANAH KERAJAAN DI BAWAH SEKSYEN 76 DARIPADA PERBADANAN KEMAJUAN NEGERI PAHANG SELUAS 99.9521 HEKTAR (999,521 METER PERSEGI) DI KAWASAN PERINDUSTRIAN GEBENG, MUKIM SUNGAI KARANG, DAERAH KUANTAN BAGI MAKSUD INDUSTRI.

Adalah dengan segala hormatnya, saya merujuk kepada perkara yang tersebut di atas, dan surat saya bertarikh 7hb Mac 2019.

2. Berkaitan dengan pindahmilik tanah tersebut, saya ingin memaklumkan bahawa tanah berkaitan dipindahmilik kepada syarikat Tree Technologies Sdn Bhd (1294851-M) ia itu syarikat baru kami yang menggantikan urusan syarikat Tree Manufacturing Sdn. Bhd. (1293827-P).

3. Dengan ini, saya berharap pihak PKNP akan melaksanakan proses pindah milik hartanah ini kepada syarikat kami dengan secepat mungkin.

4. Kerjasama daripada pihak Tuan dalam pekara ini, saya dahulukan dengan ribuan terima kasih.

Saya dengan hormatnya,

....

DATO'MAJID MANJIT BIN ABDULLAH
Pengerusi
Tree Manufacturing Sdn Bhd

S.k.: Tree Technologies Sdn. Bhd.
Tree Movement Malaysia Sdn. Bhd.

English Translation :

Your Ref: Bil. (07)dlm. PKNP/IND/600/1-1/2/1/3/15

13th August 2019

Sir Mohd Faizal Bin Jaafar
Chief Executive Officer
Perbadanan Kemajuan Negeri Pahang,
Tingkat 16, Kompleks Teruntum,
Jalan Mahkota, 25000 Kuantan, Pahang.

Dear Sir,

APPLICATION FOR GOVERNMENT LAND UNDER SECTION 76 FROM THE NATIONAL GOVERNMENT COUNTRY COMPANY 99.9521 COUNTRY (999,521 square meter) IN GEBENG INDUSTRIAL AREA, MUKIM SUNGAI KARANG, KUANTAN DISTRICT FOR INDUSTRIAL PURPOSE.

In all respects, I refer to the above, and my letter dated March 7th, 2019.

2. In connection with the transfer of the land, I would like to inform that the related land is being transferred to the company Tree Technologies Sdn Bhd (1294851-M) which is our new company which replaces the business of Tree Manufacturing Sdn. Bhd. (1293827-P).

3. With this in mind, I hope the PKNP will execute the property transfer process to our company as soon as possible.

4. With the cooperation of the Lord in this matter, I thank you in advance.

With Respect,

(Signature)

DATO' MAJID MANJIT BIN ABDULLAH
Chairman
Tree Manufacturing Sdn Bhd

Cc.Tree Technologies Sdn. Bhd.
Tree Movement Malaysia Sdn. Bhd.

EXHIBIT G

TREE MOVEMENT LICENSE AND ASSIGNMENT

See Attached.

ASAL
ORIGINAL

KEMENTERIAN PERDAGANGAN ANTARABANGSA DAN INDUSTRI MALAYSIA

Borang ICA 7 (Pin.1/08)
Form ICA 7 (Rev. 1/08)

MINISTRY OF INTERNATIONAL TRADE AND INDUSTRY OF MALAYSIA

AKTA PENYELARASAN PERINDUSTRIAN, 1975
LESEN PENGILANG
INDUSTRIAL CO-ORDINATION ACT, 1975
MANUFACTURING LICENCE

No. Siri : **A 036186**
(Serial No):

No. Lesen : **A 020562**
(Licence No) :

PADA MENURUT AKTA PENYELARASAN PERINDUSTRIAN, 1975
IN PURSUANCE OF THE INDUSTRIAL CO-ORDINATION ACT, 1975

Saya memberi lesen kepada
I licence
TREE MOVEMENT MALAYSIA SDN. BHD.
(Nama pemohon/ *Applicant name*)

untuk bertindak sebagai PENGILANG BERLESEN mulai dari
to act as LICENSED MANUFACTURER as from
17 Mei 2018
(Tarikh/*Date*)

ditempat pengilangan beralamat
at the place of manufacturing at
8, Jalan Taming Jaya 1, Taming Jaya, 43300 Balakong, Selangor

bagi keluaran yang dinyatakan di bawah ini dan tertakluk kepada syarat yang dilampirkan bersama ini :
for product (s) specified hereunder and subject to the conditions attached herewith :

Keluaran
Product
Menjalankan Aktiviti 'Assembly Of Electric Powered Vehicles'

Bertarikh pada
Dated this
13 Ogos 2018
Aug 2018

PEGAWAI PELESEN
LICENSING OFFICER

DATIN K. TALAGAVATHI
Timbalan Ketua Setiausaha (Industri)
Kementerian Perdagangan Antarabangsa dan Industri
Malaysia

EXHIBIT H

CONTRACTS & PIPELINE

A)	Concluded Sales
a.	DHL Malaysia – Delivery Bikes Test Order 5 units (Upon completion of testing, there will be another 500 units order)
b.	Sarawak Energy Berhad – E-Bikes Test Order 14 units (upon conclusion of testing, there will be another 200 unit order)
c.	Prolintas (Urban Highway Toll Road Concession) – Patrol Bikes Test Order 18 units (Upon conclusion of order, there will be another 200 unit order)
d.	Municipal Council Ampang – Test order 4 units (Upon completion of testing, there will be another 100 unit order)
e.	IOI City Mall – Patrol Bikes Test Order 9 units (Upon completion of testing, there will be another 200 unit order)
f.	E-Delivery Services – 10,000 units of E-Bikes
g.	E-Hailing/Electric Micro Car – 6,000 Units
h.	Food Truck/E-Truck – 3,500 units
i.	Distributor Sales – 138 units
j.	Zublin Precast – Patrol Bikes Test order 2 units (upon completion of order, there will be another 50 unit order)

B)	Potential Sales
a.	Pos Malaysia (Courier Company) – 7,500 units E-bikes, 500 units Electric Van
b.	GdEx Express – Delivery Bike 500 units
c.	Nationwide Courier Services – Delivery Bike 500 units
d.	Citylink Courier Services – Delivery Bike 500 units
e.	Malaysia National Co-Operative Society – Delivery Bikes 5,000 units
f.	Asean Co-operative Organization
g.	University Islamic Malaysia (IIUM) – 2,000 units
h.	Police Malaysia – Patrol Bikes 500 units
i.	Malaysia Federal Ministry – E-Bikes 1,000 units
j.	State District Office – E-bikes
k.	Malaysia Municipal Council (total 39) – Patrol Bikes 800 units
l.	Malaysia City Council – Patrol Bikes 350 units
m.	McDonalds – Delivery Bikes 500 units
n.	Pizza Hut – Delivery Bikes 2,000 units
o.	KFC – Delivery Bikes 3,000 units
p.	Melaka Tourism Board – T-Commuter (Electric Micro Truck) – 100 units
q.	IKEA – Electric Micro Trucks 150 units
r.	Food Panda – Delivery Bikes 2,000 units
s.	Honest Bee – Delivery Bikes 200 units
t.	Ministry of Agriculture – Electric Micro Truck (T-MV7) 50 units
u.	Alam Flora – Electric Micro Truck (T-MV7) 100 units

v.	PLUS Highway Concession – 400 units Patrol Bikes
w.	Genting Highland – E-bikes 200 units, Electric Car 200 units
x.	Sunway Resort – E-Bikes 500 units
y.	Lazada – Electric Micro Truck 300 units
z.	11th Street – Delivery Bikes 500 units
aa.	MBE (Mail Box Express) – Delivery Bikes 5,000 units
bb.	Eco World (Property Developer) – Patrol Bikes 1,000 units

C)	Public Transportation / Public Transit 60,000 units
a.	City Transit Buses
b.	Inter City Buses
c.	Inter States Coaches (Long Haul)
d.	City to Airport Buses
e.	City to Federal Administration (Putrajaya & Cyberjaya)

*We will be making proposal to the government with regards to the electric buses.

D)	MOU
a.	China High-Tech MOU

EXHIBIT I

CORPORATE CHARTER AND BUSINESS LICENSES

See Attached.

SURUHANJAYA SYARIKAT MALAYSIA
COMPANIES COMMISSION OF MALAYSIA

COMPANIES ACT 2016 (SECTION 17)

(ACT 777)

CERTIFICATE OF INCORPORATION OF PRIVATE COMPANY

This is to certify that

TREE TECHNOLOGIES SDN. BHD.
(1294851-M)

is, on and from the 12th day of September 2018, incorporated under the Companies Act 2016, and that the company is a company limited by shares and that the company is a private company.

Dated at **KUALA LUMPUR** this 12th day of September 2018.

DATO' ZAHRAH ABD WAHAB FENNER
REGISTRAR OF COMPANIES
MALAYSIA

MYDATA SSM

User Id: PICKMANAGEMENT
Date: Fri Sep 28 10:53:17 2018
Printing Date: 28/09/2018
This certificate is generated from MYDATA SSM service as at 28/09/2018 10:53:17
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